                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 29, 1996



                         HEALTH MANAGEMENT SYSTEMS, INC.



                 401 PARK AVENUE SOUTH, NEW YORK, NEW YORK 10016


                                  212-685-4545

Incorporated under the laws of     Commission File Number    I.R.S. Employer Identification Number

       State of New York                  0-20946                         13-2770433

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     Effective as of April 29, 1996 (the "CDR Effective Time"), Health Management Systems, Inc. (the "Company") consummated a merger with CDR Associates, Inc. ("CDR"), in accordance with an Agreement and Plan of Merger, (the "CDR Merger Agreement") among the Company, CDR Acquisition Corp. ("CDR Sub"), a wholly-owned subsidiary of the Company, CDR, and all Shareholders of CDR (the "CDR Principals"). CDR is a supplier of third-party liability recovery services to the health care industry.

     Pursuant to the CDR Merger Agreement, CDR merged (the "CDR Merger") with CDR Sub, with the result that CDR became a wholly-owned subsidiary of the Company. Each share of CDR capital stock issued and outstanding immediately prior to the CDR Effective Time of the CDR Merger was converted into 460 shares of common stock, $.01 par value per share (the "CDR Merger Shares"), of the Company, or an aggregate of 460,000 CDR Merger Shares. The CDR Merger Shares were issued to the CDR Principals as follows:

Name of Principal                                      Number of Merger Shares
- - -----------------                                      -----------------------
Joseph H. Czajkowski                                           230,000

Jeffrey R. Donnelley                                           230,000



     The CDR Merger Agreement provides that the Company will undertake to register the CDR Merger Shares with the Securities and Exchange Commission for resale under the Securities Act of 1933, as amended.

     The CDR Merger Agreement contains not-to-compete provisions which prohibit the CDR Principals from competing with the businesses of CDR and the Company during the period of their employment and for a period of three years thereafter.

     The CDR Merger will be treated as a tax free reorganization for federal income tax purposes, and is being accounted for using the pooling of interests method of accounting.

     The foregoing description of the CDR Merger Agreement is qualified in its entirety by reference to the full text of the CDR Merger Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          Financial Statements of CDR Associates, Inc. for the year ended October 31, 1995.

     (B)  PRO FORMA FINANCIAL INFORMATION.

          Supplemental consolidated financial statements of Health Management Systems, Inc. and CDR Associates, Inc.

     (C)  EXHIBITS.

          10.1 Agreement and Plan of Merger dated as of April 29, 1996 among Health Management Systems, Inc., CDR Acquisition Corp., CDR Associates, Inc., and all the shareholders of CDR Associates, Inc.

          23.1  Consents of KPMG Peat Marwick LLP, Independent Auditors

          23.2  Consent of Coopers & Lybrand LLP, Independent Accountants

          23.3 Report of Independent Accountants on the financial statements of Health Care microsystems, Inc. as of December 31, 1994 and 1993 and for the years then ended

          23.4  Consent of Ernst & Young LLP, Independent Auditors

          23.5 Report of Independent Auditors on the financial statements of Health Information Systems Corporation as of and for the period ended October 31, 1995

          27 Financial Data Schedule, which is submitted electronically to the Securities and Exchange Commission for informational purposes only and not filed

          99 Press Release of Health Management Systems, Inc. relating to the consummation of the merger with CDR Associates, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         HEALTH MANAGEMENT SYSTEMS, INC.




                         By:  /s/ Gregory K. Schraer
                            ----------------------------------------
                         Gregory K. Schraer
                         Controller and Principal Accounting Officer


Date:  May 13, 1996

                              CDR ASSOCIATES, INC.
                          INDEX TO FINANCIAL STATEMENTS

                                                                                                               Page
Contents                                                                                                      Number
- - --------                                                                                                      ------
Report of Independent Auditors.............................................................................     F-1

Balance Sheet at October 31,1995...........................................................................     F-2

Statement of Operations and Accumulated Deficit for the Year Ended October 31,  1995.......................     F-3

Statement of Cash Flows for the Year Ended October 31, 1995................................................     F-4

Notes to Financial Statements..............................................................................     F-5

                                        F

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
CDR Associates, Inc.:

We have audited the accompanying balance sheet of CDR Associates, Inc. as of October 31, 1995, and the related statements of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CDR Associates, Inc. as of October 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                      /s/ KPMG PEAT MARWICK LLP
                                                          ---------------------


March 29, 1996

                              CDR ASSOCIATES, INC.

                                  Balance Sheet

                                October 31, 1995



                                     ASSETS

Current assets:
    Cash and cash equivalents                                       $   898,770
    Accounts receivable, net of allowance for doubtful
       accounts of $58,690                                              940,465
    Other current assets                                                 49,374
                                                                    -----------
                                                                    $ 1,888,609
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Accounts payable and accrued expenses                             1,452,959
    Due to insurance companies                                          621,092
                                                                    -----------
                  Total current liabilities                           2,074,051

Stockholders' deficit:
    Common stock, $1.00 par value.  Authorized 5,000 shares;
       issued and outstanding 1,000 shares                                1,000
    Accumulated deficit                                                (186,442)
                                                                    -----------

                  Total stockholders' deficit                          (185,442)
                                                                    -----------
                                                                    $ 1,888,609
                                                                    ===========

See accompanying notes to financial statements.

                              CDR ASSOCIATES, INC.

                 Statement of Operations and Accumulated Deficit

                           Year ended October 31, 1995

Revenue:
    Contract fees                                                   $ 3,045,904
                                                                    -----------

Cost of services:
    Compensation:
       Officers                                                       2,454,306
       Office salaries                                                  326,498
    Occupancy                                                            12,144
    Other (includes provision for doubtful accounts
       of $58,690)                                                      395,556
                                                                    -----------

                                                                      3,188,504
                                                                    -----------
                  Operating loss                                       (142,600)

Interest income                                                          27,485
                                                                    -----------
                  Net loss                                             (115,115)

Accumulated deficit at beginning of year                                (71,327)
                                                                    -----------

Accumulated deficit at end of year                                  $  (186,442)
                                                                    ===========


See accompanying notes to financial statements.

                              CDR ASSOCIATES, INC.

                             Statement of Cash Flows

                           Year ended October 31, 1995

Cash flows from operating activities:
    Net loss                                                               $  (115,115)
    Adjustments to reconcile net loss to net cash
       provided by operating activities:
          Changes in assets and liabilities:
              Increase in accounts receivable                                 (905,262)
              Increase in other current assets                                 (27,000)
              Increase in accounts payable and accrued expenses              1,110,490
              Decrease in due to insurance companies                           (44,697)
                                                                           -----------
                          Net cash provided by operating activities             18,416

Cash and cash equivalents at beginning of year                                 880,354
                                                                           -----------

Cash and cash equivalents at end of year                                   $   898,770
                                                                           ===========


See accompanying notes to financial statements.

                              CDR ASSOCIATES, INC.

                          Notes to Financial Statements

                                October 31, 1995


(1)    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Founded in 1991, CDR Associates, Inc. (CDR or the Company) provides consulting services to the insurance industry in the area of claim payment recoveries. The Company's clients consist primarily of commercial insurance companies with a significant concentration of their business with various Blue Cross entities around the United States. The Company is an S corporation.

       (a)    CASH AND CASH EQUIVALENTS

              For the purpose of financial reporting, the Company considers all highly liquid investments purchased with an original maturity of three months or less (including money market instruments of $77,750 at October 31, 1995) to be cash equivalents.

       (b)    REVENUE RECOGNITION

              The Company generally recognizes revenue for financial reporting purposes when billings are submitted to the insurance company as a consequence of services performed for that particular insurance company. The Company earns revenue for all contracts on a full contingency basis, usually a negotiated percentage of actual overpayment recoveries.

       (c)    DEPRECIATION AND AMORTIZATION OF PROPERTY AND EQUIPMENT

              The Company expenses all individual property and equipment purchases of less than $1,000. At October 31, 1995, the Company has not recorded any property and equipment amounts as such amounts consist of individual purchases of less than $1,000.

       (d)    INCOME TAXES

              The Company is an S corporation and, accordingly, the Company's taxable income passes through to the Company's stockholders. Accordingly, the Company records no tax liability since such liability belongs to the individual stockholders. The Company files its tax returns on the cash basis of accounting.

(2)    DUE TO INSURANCE COMPANIES

       Amounts due to insurance companies represent remittances collected on behalf of such organizations. Such amounts are remitted to the insurance companies, generally within sixty to ninety days after receipt.


                                                                     (Continued)

                              CDR ASSOCIATES, INC.

                          Notes to Financial Statements

(3)    PROFIT SHARING PLAN

       The Company has a discretionary defined contribution pension plan. For the year ended October 31, 1995, profit sharing expense was $66,228.

 (4)   COMMITMENTS

       The Company leases office space under an operating lease which expires on April 30, 1996. The amounts owed under this lease total $6,813. At this date, the Company expects to renew the existing lease on a month-to-month basis. Total rent expense for the year ended October 31, 1995 was $12,144.

(5)    SIGNIFICANT CUSTOMERS

       For the year ended October 31, 1995, the Company's largest customer accounted for 34% of the Company's revenue. The Company's next four largest customers account for 53% of the Company's revenue.

(6)    RELATED PARTY TRANSACTIONS

       At October 31, 1995, the Company advanced its two stockholders $49,374. Such amounts will be repaid in April of 1996.


(7)    SUBSEQUENT EVENTS

       In February 1996, the Company and its stockholders entered into a letter of intent to be acquired by Health Management Systems, Inc., a NASDQ listed company who furnishes proprietary data processing and information management services and software to providers of health care, public and commercial payers of health care expenses and other companies serving the health care industry.

                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
            INDEX TO SUPPLEMENTAL CONSOLIDATED FINANCIAL INFORMATION

                                                                                                               Page
Contents                                                                                                      Number
- - --------                                                                                                      ------
Report of Independent Auditors.............................................................................    F-8

Supplemental Consolidated Statements of Operations for the Years Ended October 31, 1995,
  1994, and 1993 and the three months ended January 31, 1996 and 1995 (unaudited)..........................    F-9

Supplemental Consolidated Balance Sheets at October 31, 1995 and 1994 and
  January 31, 1996 (unaudited)..............................................................................   F-10

Supplemental Consolidated Statements of Shareholders' Equity for the Years Ended
  October 31, 1995, 1994, and 1993 and the three months ended January 31, 1996
  (unaudited)...............................................................................................   F-11

Supplemental Consolidated Statements of Cash Flows for the Years Ended October 31, 1995,
  1994, and 1993 and the three months ended January 31, 1996 and 1995 (unaudited)...........................   F-12

Notes to Supplemental Consolidated Financial Statements.....................................................   F-13

SCHEDULE:

Schedule II - Valuation and Qualifying Accounts.............................................................   F-29

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Health Management Systems, Inc.:

We have audited the accompanying supplemental consolidated financial statements of Health Management Systems, Inc. and subsidiaries as listed in the accompanying index. In connection with our audits of the supplemental consolidated financial statements, we also have audited the supplemental financial statement schedule as listed in the accompanying index. These supplemental consolidated financial statements and supplemental financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements and supplemental financial statement schedule based on our audits. We did not audit the financial statements of Health Care microsystems, Inc. (HCm), a wholly owned consolidated subsidiary, for the years ended October 31, 1994 and 1993 and Health Information Systems Corporation (HISCo), a 43% owned investee company, for the year ended October 31, 1995. The financial statements of HCm reflect total assets constituting 13% in 1994 and total revenue constituting 17% and 22% in 1994 and 1993, respectively, of the related supplemental consolidated totals. The Company's investment in HISCo at October 31, 1995 was $6,746,000 and its equity in earnings of HISCo was $-0- for the period from June 19, 1995 through October 31, 1995. The financial statements of HCm and HISCo for the aforementioned periods were audited by other auditors whose reports were furnished to us, and our opinion, insofar as it relates to the amounts included for HCm and HISCo, is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

The supplemental consolidated financial statements and supplemental financial statement schedule give retroactive effect to the merger of Health Management Systems, Inc. and CDR Associates, Inc. on April 29, 1996, which has been accounted for as a pooling of interests as described in note 1(f) to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of Health Management Systems, Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

In our opinion, based on our audits and the reports of the other auditors, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Health Management Systems, Inc. and subsidiaries as of October 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended October 31, 1995 in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination. Also, in our opinion, based on our audits and the reports of the other auditors, the related supplemental financial statement schedule, when considered in relation to the basic supplemental consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                                           KPMG PEAT MARWICK LLP

New York, New York
November 21, 1995, except as to note 17, which is as of December 15, 1995 and note 1(f) which is as of May 13, 1996.

                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    Quarters Ended January 31,              Years Ended October 31,
                                                    --------------------------        -----------------------------------
                                                         1996        1995                1995        1994        1993
                                                     ------------  ----------         ----------- -----------  ----------
                                                            (Unaudited)
Revenue:
    Trade                                            $    23,238      18,770              80,305      63,275      53,938
    Affiliate                                              2,152       2,215               9,422       9,901       6,011
                                                     ------------------------         -----------------------------------
                                                          25,390      20,985              89,727      73,176      59,949

Cost of services:
    Compensation                                          11,559       9,977              43,373      35,355      31,179
    Data processing                                        2,155       1,713               8,144       6,872       4,361
    Occupancy                                              1,670       1,621               6,529       5,911       5,196
    Other                                                  4,174       3,160              13,581      11,161       8,053
                                                     ------------------------         -----------------------------------
                                                          19,558      16,471              71,627      59,314      48,989
                                                     ------------------------         -----------------------------------

        Operating margin before
            amortization of intangibles                    5,832       4,514              18,100      13,862      10,960

Amortization of intangibles                                   55          80                 243         190         303
                                                     ------------------------         -----------------------------------

        Operating income                                   5,777       4,434              17,857      13,672      10,657

Other income (expense) :
     Interest income (expense),net                           251         191                 942         464        (114)
     Merger related expense                                    0        (968)             (1,045)        (59)          0
     Equity in earnings of affiliate                         123           0                   0           0           0
                                                     ------------------------         -----------------------------------
                                                             374        (777)               (103)        405        (114)

        Income before income tax
            expense and extraordinary item                 6,151       3,657              17,754      14,077      10,543

Income tax expense                                        (2,408)     (1,850)             (8,152)     (6,353)     (4,766)
                                                     ------------------------         -----------------------------------

        Income before extraordinary item                   3,743       1,807               9,602       7,724       5,777

Extraordinary loss, net of income tax benefit                  0           0                   0           0        (306)
                                                     ------------------------         -----------------------------------

        Net income                                         3,743       1,807               9,602       7,724       5,471

Accretion of preferred stock redemption value                  0           0                   0           0         (33)
                                                     ------------------------         -----------------------------------
        Net income attributable to
            common shareholders                      $     3,743       1,807               9,602       7,724       5,438
                                                     ========================         ===================================


Net income per common share:
    Income before extraordinary item                 $      0.21        0.11                0.55        0.46        0.37
    Extraordinary item                                      0.00        0.00                   0        0.00       (0.02)
                                                     ------------------------         -----------------------------------
    Net income                                       $      0.21        0.11                0.55        0.46        0.35
                                                     ========================         ===================================

    Weighted average shares outstanding                   18,008      17,065              17,407      16,674      15,508
                                                     ========================         ===================================



See accompanying notes to supplemental consolidated financial statements.

                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                   January 31,  October 31,  October 31,
                                                                                      1996         1995         1994
                                                                                   -----------  ----------   ----------
                                                                                   (Unaudited)
                                     ASSETS

Current assets:
   Cash and cash equivalents                                                         $11,843      10,801       14,962
   Short-term investments                                                             19,587      19,287       12,798
   Accounts receivable, net                                                           36,765      31,630       24,023
   Other current assets                                                                5,393       4,328        2,511
                                                                                     -------      ------      -------
       Total current assets                                                           73,588      66,046       54,294

Property and equipment, net                                                            5,822       5,874        6,611
Intangible assets, net                                                                 5,406       5,461        6,004
Capitalized software costs, net                                                        1,031         865          721
Investments in affiliates                                                              7,796       7,673          405
Other assets                                                                             865       1,465        1,742
                                                                                     -------      ------      -------

           Total assets                                                              $94,508      87,384       69,777
                                                                                     =======      ======      =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued expenses                                             $12,722      14,842       10,413
   Deferred revenue                                                                    5,184       3,941        4,733
   Deferred income taxes                                                               6,195       5,620        3,206
                                                                                     -------      ------      -------
       Total current liabilities                                                      24,101      24,403       18,352

Other liabilities                                                                      1,907       1,739        1,048
Deferred income taxes                                                                  1,988       2,018        3,334
                                                                                     -------      ------      -------
       Total liabilities                                                              27,996      28,160       22,734
                                                                                     -------      ------      -------


Shareholders' equity:
   Preferred stock - $.01 par value; 5,015,000 shares authorized;
    none issued and outstanding                                                            0           0            0
   Common stock - $.01 par value; 20,000,000 shares authorized; 16,777,138 shares issued and outstanding at January 31, 1996; 16,390,762 shares issued and outstanding at October 31, 1995;
    15,976,423 shares issued and outstanding at October 31, 1994;                        168         164          160
   Capital in excess of par value                                                     51,966      48,481       45,710
   Retained earnings                                                                  13,858      10,115        1,185
   Unrealized appreciation (depreciation) on short-term investments                      520         464          (12)
                                                                                     -------      ------      -------
       Total shareholders' equity                                                     66,512      59,224       47,043
                                                                                     -------      ------      -------

Commitments and contingencies

           Total liabilities and shareholders' equity                                $94,508      87,384       69,777
                                                                                     =======      ======      =======

See accompanying notes to supplemental consolidated financial statements.

                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                ($ IN THOUSANDS)

                                                                                                     Unrealized
                                                                                                    Appreciation
                                                     Common Stock           Capital In    Retained (Depreciation)     Total
                                                -----------------------
                                                                 Par         Excess Of    Earnings  on Short-term  Shareholders'
                                                  Shares        Value        Par Value    (Deficit)  Investments      Equity
Balance at October 31, 1992, as
  originally reported                              9,660,944          $97      12,029     (11,909)            0          217
       Adjustments for CDR Associates, Inc.
         pooling of interests                        460,000            5          (4)         14             0           15
                                                 ----------------------------------------------------------------------------
Balance at October 31, 1992,
  as restated                                     10,120,944          102       12,025    (11,895)            0          232

       Net income                                          0            0           0       5,471             0        5,471
       Stock option activity                          39,528            0          61           0             0           61
       Unearned compensation                               0            0          57           0             0           57
       Effect of change in accounting
         for short-term investments                        0            0           0           0           170          170
       Issuance of common stock                    5,175,000           52      31,098           0             0       31,150
       Exchange of redeemable preferred stock
         for common stock                            225,000            2       1,165           0             0        1,167
       Common stock surrendered and retired          (48,641)           0         (12)        (82)            0          (94)
       Accretion of preferred stock
         redemption value                                  0            0           0         (33)            0          (33)
                                                ----------------------------------------------------------------------------
Balance at October 31, 1993                       15,511,831          156      44,394      (6,539)          170       38,181

       Net income                                          0            0           0       7,724             0        7,724
       Stock option activity                         348,659            3         480           0             0          483
       Employee Stock Purchase Plan activity         115,933            1         801           0             0          802
       Unearned compensation                               0            0          35           0             0           35
       Depreciation on
         short-term investments                            0            0           0           0          (182)        (182)
                                                ----------------------------------------------------------------------------
Balance at October 31, 1994                       15,976,423          160      45,710       1,185           (12)      47,043

       Net income                                          0            0           0       9,602             0        9,602
       Stock option activity                         272,595            3       1,485           0             0        1,488
       Employee Stock Purchase Plan activity         141,744            1       1,272           0             0        1,273
       Unearned compensation                               0            0          14           0             0           14
       Appreciation on
         short-term investments                            0            0           0           0           476          476
       Adjustment to reflect change in Health
         Care microsystems, Inc. fiscal year               0            0           0        (672)            0         (672)
                                                ----------------------------------------------------------------------------
Balance at October 31, 1995                       16,390,762          164      48,481      10,115           464      59,224

       Net income (unaudited)                              0            0           0       3,743             0        3,743
       Stock option activity (unaudited)             259,211            3       1,913           0             0        1,916
       Employee Stock Purchase Plan
         activity (unaudited)                        127,165            1       1,572           0             0        1,573
       Appreciation on
         short-term investments (unaudited)                0            0           0           0            56           56
                                                ============================================================================
Balance at January 31, 1996 (unaudited)           16,777,138         $168      51,966      13,858           520       66,512
                                                ============================================================================

See accompanying notes to supplemental consolidated financial statements.

                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                ($ IN THOUSANDS)

                                                                Quarters Ended January 31,          Years Ended October 31,
                                                                --------------------------   --------------------------------------
                                                                    1996          1995           1995         1994          1993
                                                                ------------   -----------   ------------  ----------    ----------
Operating activities:                                                   (Unaudited)
     Net income                                                  $  3,743         1,807         9,602         7,724         5,471
       Adjustments to reconcile net income to net cash
         (used in) provided by
         operating activities:
          Depreciation and amortization                               720           692         2,750         2,524          1,809
          Amortization of intangibles                                  55            80           243           190            303
          Write-down of software development costs                      0             0             0           332              0
          Accretion of debt discounts                                   0             0             0             0             10
          Amortization of unearned compensation                         0             3            14            35             57
          Amortization of deferred financing costs                      0             0             0             0            110
          (Gain) loss on disposal of assets                             0           (19)          (19)            0              5
          Deferred tax expense                                        545           222         1,203         1,007          1,684
          Equity in earnings of affiliate                            (123)            0             0             0              0
          Unrealized appreciation on short-term investments             0             8             8             0              0
          Extraordinary loss, net of income tax benefit                 0             0             0             0            306
          Other                                                         0            (3)           (3)           40             19
          Changes in assets and liabilities:
            Increase in accounts receivable                        (5,135)       (3,773)       (9,106)       (7,031)        (3,678)
            (Increase) decrease in other current assets            (1,065)          453        (1,046)         (159)          (119)
            (Decrease) increase in accounts payable and
              accrued expenses                                     (2,120)         (516)        5,165         1,266          3,084
            Increase (decrease) in deferred revenue                 1,243          (294)         (728)         (755)         1,334
            Increase (decrease) in other assets and
              liabilities, net                                        768           733           636          (386)           877
                                                                  -------       -------       -------       -------       --------
                Total adjustments                                  (5,112)       (2,414)         (883)       (2,937)         5,801
                                                                  -------       -------       -------       -------       --------
                     Net cash (used in) provided by
                       operating activities                        (1,369)         (607)        8,719         4,787         11,272
                                                                  -------       -------       -------       -------       --------

Investing activities:
     Capital asset expenditures                                      (555)         (300)       (1,503)       (2,827)        (3,845)
     Software capitalization                                         (279)         (254)         (840)         (721)          (527)
     Investments in affiliates                                          0          (522)       (7,268)            0              0
     Intangibles resulting from acquisitions                            0             0             0          (550)             0
     Purchase of short-term investments                              (244)       (4,958)       (7,252)       (9,025)        (1,763)
     Proceeds from sale of short-term investments                       0           685         1,788             0              0
                                                                  -------       -------       -------       -------       --------
                     Net cash used in investing activities         (1,078)       (5,349)      (15,075)       (13,123)        (6,135)
                                                                  -------       -------       -------       -------       --------

Financing activities:
     Proceeds from issuance of common stock, net                    1,916           846         1,201           802         31,129
     Proceeds from exercise of stock options                        1,573           326         1,083           483             61
     Proceeds from bank borrowings                                      0             0             0             0            500
     Repayment of notes payable                                         0          (342)         (342)         (479)        (6,097)
     Decrease in deferred financing costs                               0             0             0             0            449
     Repayment of long-term obligations:
       Deferred payment notes                                           0             0             0             0         (8,100)
       Subordinated debentures                                          0             0             0             0         (6,000)
       Other                                                            0             0             0             0            (87)
                                                                  -------       -------       -------       -------       --------
                    Net cash provided by financing activities       3,489           830         1,942           806         11,855
                                                                  -------       -------       -------       -------       --------

Net increase (decrease) in cash and cash equivalents                1,042        (5,126)       (4,414)       (7,530)        16,992
Cash and cash equivalents at beginning of period                   10,801        14,082        14,962        22,492          5,500
Adjustment to cash to reflect change in Health Care
   microsystems, Inc. fiscal year                                       0           253           253             0              0
                                                                  =======       =======       =======       =======       ========
Cash and cash equivalents at end of period                       $ 11,843         9,209        10,801        14,962         22,492
                                                                  =======       =======       =======       =======       ========


See accompanying notes to supplemental consolidated financial statements.

                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED WITH RESPECT TO THE PERIOD AS OF AND FOR THE
                      THREE MONTHS ENDED JANUARY 31, 1996)


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Founded in 1974, Health Management Systems, Inc. ("HMSY" or the "Company") furnishes proprietary data processing and information management services and software to providers of health care, public and commercial payors of health care expenses, and other companies serving the health care industry.

     (a) Recapitalization

     On March 23, 1989, HMSY underwent a recapitalization in which its outstanding capital stock was acquired by HMS Holdings Corporation ("HMS Holdings"). Subsequently, HMS Holdings was merged with and into HMSY.

     (b) Acquisition of Quality Medi-Cal Adjudication, Inc.

     On February 6, 1990, HMSY acquired all of the outstanding capital stock of Quality Medi-Cal Adjudication, Incorporated ("QMA") from National Medical Enterprises, Inc. ("NME"). QMA provides hospitals, principally in California, with electronic billing and follow-up services for claims submitted to Medi-Cal and various commercial insurance carriers.

     In connection with the acquisition of QMA, the Company entered into an agreement that granted a service credit of 50% of all charges incurred by health care facilities owned by NME ("service credits"). This agreement obligated HMSY to provide a total of up to $1,600,000 in service credits for the period February 6, 1990 to May 6, 1995. As of October 31, 1995, the service credit obligation was satisfied in full. The service credit obligation was recorded at its estimated net present value of $1,266,000, utilizing a discount rate of 11%. Service credits issued in connection with this obligation for the years ended October 31, 1995, 1994, and 1993 were $234,000, $307,000, and $317,000, respectively.

     (c) Initial Public Offering

     In December 1992, the Company completed the sale of 5,175,000 shares of common stock as part of an underwritten initial public offering. The offering price of the stock was $6.67 per share. The Company realized net proceeds from the offering of $31,150,000 after deducting the underwriters' discount and other costs of the offering. Also in connection with the initial public offering, the
Company: (i) issued 225,000 shares of common stock in exchange for all of the redeemable preferred stock then outstanding and held by affiliates, (ii) issued 393,750 stock options to certain members of management with an exercise price equal to the initial public offering price, and (iii) renegotiated the terms of the unredeemed deferred payment notes held by certain members of management to reduce the rate of interest on such notes.

     (d) Merger with Health Care microsystems, Inc.

     On January 18, 1995, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") among the Company; HCM Acquisition Corp. ("Sub"), a wholly owned subsidiary of the Company; Health Care microsystems, Inc. ("HCm"); and all shareholders of HCm (the "Principals"). HCm is a provider of microcomputer-based decision support software and services to the health care industry. Effective as of February 14, 1995 (the "Effective Time"), the Company consummated the merger with HCm in accordance with the Merger Agreement, as amended.

     Pursuant to the Merger Agreement, HCm merged with Sub (the "Merger"), with the result that HCm became a wholly-owned subsidiary of the Company. Each share of HCm capital stock issued and outstanding immediately prior to the Effective Time of the Merger was converted into 156.9039 shares of the Company's common stock, or an aggregate of 2,250,002 shares.

                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED WITH RESPECT TO THE PERIOD AS OF AND FOR THE
                      THREE MONTHS ENDED JANUARY 31, 1996)


1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     The Merger Agreement provided that the Company would undertake to register the common stock issued to effect the Merger with the Securities and Exchange Commission ("the Commission") for resale under the Securities Act of 1933, as amended. Pursuant thereto, the Company filed a Registration Statement on Form S-3 (File No. 33-91518) with the Commission, which Registration Statement became effective on July 7, 1995. Moreover, pursuant to the Merger Agreement, one of the Principals was elected as a director of the Company.

     As of the Effective Time, each of the four Principals entered into employment agreements (each, an "Employment Agreement") with HCm. The term of each Employment Agreement continues until December 31, 1996, subject to earlier termination as provided therein.

     The Merger has been accounted for using the pooling of interests method of accounting. Accordingly, the accompanying consolidated financial statements have been retroactively restated for all periods presented to include the financial position, results of operations, and cash flows of HCm. In addition, the accompanying consolidated financial statements reflect certain adjustments to conform the accounting policies of the two companies, and to reflect the adoption of Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities."

     HCm previously used the fiscal year ended December 31 for its financial reporting. To conform to the Company's October 31 fiscal year end, HCm's operating results for the period November 1, 1994 through December 31, 1994 have been included in the operating results of the Company for the fiscal years ended October 31, 1995 and 1994. The resulting duplication of revenue and net income of HCm for the period November 1, 1994 through December 31, 1994 amounted to $2,842,000 and $672,000, respectively, which has been adjusted by a $672,000 charge to retained earnings during the year ended October 31, 1995.

     (e) Formation of Health Information Systems Corporation

     At October 31, 1995, the Company had a $6,746,000 investment, which represented approximately a 43% ownership interest, in Health Information Systems Corporation ("HISCo"), a privately owned Delaware corporation. The investment in HISCo has been accounted for using the equity method of accounting. Under the equity method, the Company recognizes in earnings its proportionate share of net income or loss of HISCo. During June 1995, the Company, together with Welsh, Carson, Anderson & Stowe VI, L.P. ("WCAS VI"), a Delaware limited partnership affiliated with Welsh, Carson, Anderson & Stowe ("WCAS"), affiliates of WCAS, and certain of their respective executive officers and partners (collectively, the "Original Purchasers"), formed the predecessor of HISCo for the purpose of investing in health care information management companies that require significant additional investment and maturation. At such time, the Company and certain of its executive officers purchased 1,250,000 shares of HISCo common stock ("HISCo Stock") for an aggregate purchase price of $12,500. WCAS VI and its affiliates subscribed for an additional 1,250,000 shares of HISCo Stock on identical terms. As used below, the term "HISCo" refers both to HISCo and its predecessor.

     In connection with HISCo's initial acquisition, effective June 30, 1995, the Company subscribed for 560,000 shares of HISCo Stock with an aggregate subscription price of $5,600,000 and WCAS VI subscribed for 650,000 shares of HISCo Stock with aggregate subscription price of $6,500,000.

                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED WITH RESPECT TO THE PERIOD AS OF AND FOR THE
                      THREE MONTHS ENDED JANUARY 31, 1996)


1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     To finance additional proposed acquisitions, effective October 31, 1995 (the "Closing Date") the Original Purchasers, affiliates of several of the original purchasers; several independent investors (collectively with the Original Purchasers, "the Purchasers"), and HISCo entered into a subscription agreement (the "Subscription Agreement") which superseded in its entirety an earlier subscription agreement between the Original Purchasers and HISCo dated as of June 19, 1995. Pursuant to the Subscription Agreement, the Company, certain of its executive officers, affiliates, and the independent investors purchased 142,798 shares of HISCo Stock as of the Closing Date for an aggregate purchase price of $1,428,000, and WCAS VI and its affiliates purchased 47,199 shares of HISCo Stock for an aggregate purchase price of $472,000. The Subscription Agreement contemplated that, for a period of three years commencing on the Closing Date, HISCo may require the Purchasers to purchase, on a pro rata basis, up to an aggregate additional 8,597,503 shares of HISCo common stock ("Additional Shares") for a per share purchase price of $10.00, or an aggregate purchase price of $85,975,000. With respect to each acquisition, the Subscription Agreement requires HISCo to deliver written notice to the Purchasers specifying, among other information, the terms of the proposed acquisition and the aggregate number of Additional Shares that HISCo proposes to sell to the Purchasers. Purchasers other than the Company and WCAS VI may decide not to purchase all or any portion of their respective pro rata amount of Additional Shares, in which event the Company and WCAS VIare required to purchase the Additional Shares so declined. Neither the Company nor WCAS VI may decline to purchase their respective pro rata portions of Additional Shares. The Company and WCAS VI have committed to purchase Additional Shares having an aggregate purchase price of $41,367,000 and $40,560,000, respectively.

     The Company and HISCo entered into an agreement, dated as of October 31, 1995 (the "HISCo Agreement"), pursuant to which the Company will provide HISCo with certain services ("Basic Services"), including executive, acquisition support, and corporate support services. For these Basic Services, the Company is entitled to receive a fee, payable monthly, calculated at the Company's then current standard hourly rates plus 20%. The Company, in addition, may provide to subsidiaries ("Subsidiaries") of HISCo, and such Subsidiaries may provide to the Company, additional services on such terms as the parties may mutually agree. The term of the HISCo Agreement continues until the later of (i) June 30, 2000 or (ii) the expiration of any outstanding work order related to additional services. The Company believes that the terms of the HISCo Agreement are fair and reasonable and are no less favorable to the Company than those that could have been obtained with respect to comparable engagements with independent third parties. In fiscal year 1995, the Company received approximately $545,000 in fees from HISCo for services provided pursuant to the HISCo Agreement.

                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED WITH RESPECT TO THE PERIOD AS OF AND FOR THE
                      THREE MONTHS ENDED JANUARY 31, 1996)


1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     Condensed financial information of HISCo as of and for the period from June 19, 1995 through October 31, 1995 is summarized below:

As of October 31                                                       1995
- - --------------------------------------------------------------------------------
HISCo Consolidated Balance Sheet:
Current assets                                             $      6,318,000
- - --------------------------------------------------------------------------------
Total assets                                               $     15,833,000
- - --------------------------------------------------------------------------------

Current liabilities                                        $      1,807,000
- - --------------------------------------------------------------------------------
Stockholders' equity                                       $     14,026,000
- - --------------------------------------------------------------------------------

Total liabilities and stockholders' equity                 $     15,833,000
- - --------------------------------------------------------------------------------

Four Months Ended October 31                                           1995
- - --------------------------------------------------------------------------------
HISCo Consolidated Statement of Operations:
Revenue                                                    $      5,284,000
- - --------------------------------------------------------------------------------
Operating margin                                           $        550,000
- - --------------------------------------------------------------------------------
Net income                                                 $          1,000
- - --------------------------------------------------------------------------------

     (f) Merger with CDR Associates, Inc.

     Effective as of April 29, 1996 (the "CDR Effective Time"), the Company consummated a merger with CDR Associates, Inc. ("CDR"), in accordance with an Agreement and Plan of Merger, (the "CDR Merger Agreement") among the Company, CDR Acquisition Corp. ("CDR Sub"), a wholly-owned subsidiary of the Company, CDR, and all Shareholders of CDR (the "CDR Principals"). CDR is a supplier of third-party liability recovery services to the health care industry.

     Pursuant to the CDR Merger Agreement, CDR merged with CDR Sub (the "CDR Merger"), with the result that CDR became a wholly-owned subsidiary of the Company. Each share of CDR capital stock issued and outstanding immediately prior to the CDR Effective Time of the CDR Merger was converted into 460 shares of the Company's common stock, or an aggregate of 460,000 shares.

     The CDR Merger Agreement provides that the Company will undertake to register the common stock issued to effect the merger with the Commission for resale under the Securities Act of 1933. Moreover, the CDR Merger Agreement contains not-to-compete provisions which prohibit the CDR Principals from competing with the businesses of CDR and the Company during the period of their employment and for a period of three years thereafter.

     The merger with CDR has been accounted for using the pooling of interests method of accounting. Accordingly, the accompanying supplemental consolidated financial statements have been retroactively restated for all periods presented to include the financial position, results of operations, and cash flows of CDR. These restated supplemental consolidated financial statements will become the historical consolidated financial statements of the Company upon issuance of its unaudited interim financial statements for the quarter ended April 30, 1996.

                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED WITH RESPECT TO THE PERIOD AS OF AND FOR THE
                      THREE MONTHS ENDED JANUARY 31, 1996)


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     (g) Principles of Consolidation

     The consolidated financial statements include the accounts of HMSY and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     (h) Cash and Cash Equivalents

     For purposes of financial reporting, the Company considers all highly liquid investments purchased with an original maturity of three months or less (including money market instruments of $2,741,000 and $13,975,000 at October 31, 1995 and 1994, respectively) to be cash equivalents.

     (i) Short-Term Investments

     As of October 31, 1993, the Company adopted SFAS 115. Under SFAS 115, debt securities that the Company has both the intent and ability to hold to maturity are carried at amortized cost. Debt securities that the Company does not have the intent and ability to hold to maturity are classified either as "available for sale" or as "trading" and are carried at fair value. Unrealized gains and losses on securities classified as available for sale are carried as a separate component of shareholders' equity. Unrealized gains and losses on securities classified as trading are reported in earnings. Management determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determination at each balance sheet date.

     Included in short-term investments at October 31, 1994 is a trading security which is stated at fair value, determined by reference to closing quoted market prices at the balance sheet date. Realized and unrealized gains and losses for the trading security are charged or credited to operations and are determined using the first-in, first-out method. For the years ended October 31, 1995 and 1994, the Company recognized $39,000 in unrealized gains and $293,000 in unrealized losses, respectively.

     Also included in short-term investments are investments classified as available for sale and carried at fair value. Unrealized gains and losses on these assets are reported as a separate component of shareholders' equity. At October 31, 1995 and 1994, the Company recorded unrealized appreciation of $464,000 and unrealized depreciation of $12,000, respectively, on these short-term investments.

     (j) Depreciation and Amortization of Property and Equipment

     Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the property and equipment utilizing the straight-line method. Amortization of leasehold improvements is provided over the estimated useful lives of the assets or the terms of the leases, whichever is shorter, utilizing the straight-line method. The estimated useful lives are as follows:

                      Equipment                               3-5 years
                      Leasehold improvements                  5-8 years
                      Furniture and fixtures                  5-7 years

     (k) Intangible Assets

     Intangible assets have been recorded primarily as a result of the recapitalization of the Company in 1989 and the acquisition of QMA in 1990. Intangible assets consist of software, non-compete agreements, and goodwill, which are being amortized on a straight-line basis over three years, 43 months, and between 10 and 40 years, respectively.

     The Company assesses the recoverability of the carrying amount of intangible assets through consideration of the estimated future cash flows to be derived from the use of such assets. The Company has adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." The impact of the adoption of SFAS 121 was not material to the Company's consolidated financial statements.

                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED WITH RESPECT TO THE PERIOD AS OF AND FOR THE
                      THREE MONTHS ENDED JANUARY 31, 1996)



1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     (l) Revenue Recognition

     The Company generally recognizes revenue for financial reporting purposes when billings are submitted to the third-party payors as a consequence of services performed by the Company for a client. Several client contracts contain periodic fee limitations that the Company believes will be exceeded in the normal course of business. As a result, the fees allowable under these contracts are recognized on a straight-line basis over the fee limitation period as services are performed, and amounts billed in excess of revenue recognized are deferred. Other contracts have sliding fee scales for which revenue is fairly predictable. For these, the Company recognizes revenue, at the estimated effective fee rate, ratably over the client's contract year. Finally, certain contracts are subject to fixed-fee arrangements covering specified periods, which the Company realizes on a straight-line basis over the corresponding periods.

     The Company recognizes revenue from consulting services as the services are provided. Revenue from software products sold to customers under license agreements is deferred and recognized as revenue upon software installation and satisfaction of significant Company obligations, if any. Revenue from ongoing maintenance agreements is deferred and recognized as revenue on a straight-line basis over the periods of the respective maintenance agreements.

     Trade accounts receivable are reflected net of an allowance for doubtful accounts of $296,000 and $269,000 at October 31, 1995 and 1994, respectively.

     (m) Software Development Costs

     Statement of Financial Accounting Standards No. 86 ("SFAS 86"), "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed" requires that certain software development costs be capitalized. In accordance with SFAS 86, the Company capitalizes software development costs (related to software developed for resale) incurred subsequent to the establishment of technological feasibility of the product, including costs incurred to develop upgrades subsequent to the commercial release of the product. Amortization of software development costs is determined on a product-by-product basis to be the greater of the amount computed on a straight-line basis over the expected economic life of the product, generally estimated to be 36-60 months, or using the ratio of current gross revenue to total current and anticipated future gross revenue, whichever is greater. Software development costs are stated at original cost of $3,929,000 and $3,061,000 less accumulated amortization of $3,064,000 and $2,340,000 at October 31, 1995 and 1994, respectively. Amortization expense for the years ended October 31, 1995, 1994, and 1993 was $587,000, $486,000, and
$408,000, respectively. During 1994, software development costs were written down by $332,000 to reflect the related net realizable value.

     (n) Income Taxes

     Effective November 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The cumulative effect of this accounting change was not material to the Company's consolidated financial statements.

                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED WITH RESPECT TO THE PERIOD AS OF AND FOR THE
                      THREE MONTHS ENDED JANUARY 31, 1996)



1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     Pursuant to the asset and liability method under SFAS 96, which was applied in 1993 and 1992, deferred tax assets and liabilities were recognized for all events that had been recognized in the financial statements. Under SFAS96, the future tax consequences of recovering assets or settling liabilities at their financial statement carrying amounts were considered in calculating deferred taxes. Generally, SFAS96 prohibited consideration of any other future events in calculating deferred taxes.

     (o) Net Income Per Common Share

     Net income per common share has been computed by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding during each year. Common stock equivalents utilizing the treasury stock method are included in the computation of weighted average number of shares outstanding for the years ended October 31, 1995, 1994, and 1993. (See
Note 17 of Notes to Consolidated Financial Statements.)

     (p) Reclassifications

     Certain reclassifications were made to prior year amounts to conform to the 1995 presentation.

     (q) Stock Dividend

     On February 28, 1995, the Company's Board of Directors approved a three-for-two stock split in the form of a 50% stock dividend, payable on or about March 31, 1995, to holders of record of the Company's common stock as of March 17, 1995. The effect of the stock dividend has been retroactively recorded in the accompanying consolidated financial statements. (See Note 17 of Notes to Consolidated Financial Statements.)

     (r) Interim Unaudited Financial Information

     The accompanying supplemental consolidated balance sheet at January 31, 1996, the supplemental consolidated statements of operations and cash flows for the three month periods ended January 31, 1996 and 1995, and the supplemental consolidated statement of shareholders' equity for the three month period ended January 31, 1996 of Health Management Systems, Inc. and the related information included in these notes to the supplemental consolidated financial statements are unaudited. In the opinion of management, the supplemental consolidated financial statements reflect all adjustments necessary for the fair presentation of the Company's financial position and results of operations and cash flows for the periods presented. Results of operations of interim periods are not necessarily indicative of the results to be expected for the entire year.

2.   ACCOUNTS RECEIVABLE

     Accounts receivable as of October 31, 1995 and 1994 consisted of the following:

                            1995                              1994
- - --------------------------------------------------------------------------------
Trade              $  31,517,000                        23,187,000
Affiliates               113,000                           836,000
- - --------------------------------------------------------------------------------
                   $  31,630,000                        24,023,000
- - --------------------------------------------------------------------------------

                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED WITH RESPECT TO THE PERIOD AS OF AND FOR THE
                      THREE MONTHS ENDED JANUARY 31, 1996)



3.   FEES HELD IN ESCROW

     The Company is obligated to maintain a portion of fees received from two clients in escrow accounts. The Company's obligation to maintain such fees in escrow generally terminates at either: (a) the earlier of six years from the dates of service associated with fees generated and settlement of the client's Medicaid and/or Medicare audits for each applicable year, and/or (b) the termination of contract. Due to the 1994 renewal of one client contract that eliminated future escrow requirements and the Company's fulfillment of its maximum escrow deposit for the second client, the Company completed its obligation to make escrow deposits as of October 31, 1994. For the years ended October 31, 1995, 1994, and 1993, revenue subject to such escrow requirements approximated $0, $1,202,000, and $4,312,000, respectively.

4.   PROPERTY AND EQUIPMENT

     Property and equipment as of October 31, 1995 and 1994 consisted of the following:

                                                                   1995                              1994
- - ---------------------------------------------------------------------------------------------------------
Equipment                                                $    9,697,000                         8,721,000
Leasehold improvements                                        3,438,000                         3,259,000
Furniture and fixtures                                        2,034,000                         1,920,000
- - ---------------------------------------------------------------------------------------------------------
                                                             15,169,000                        13,900,000
Less accumulated depreciation and amortization               (9,295,000)                      (7,289,000)
- - ---------------------------------------------------------------------------------------------------------
                                                         $    5,874,000                         6,611,000
- - ---------------------------------------------------------------------------------------------------------

     Depreciation and amortization expense related to property and equipment charged to operations for the years ended October 31, 1995, 1994, and 1993 was $2,205,000, $2,038,000, and $1,401,000, respectively.

5.   INTANGIBLE ASSETS

     Intangible assets as of October 31, 1995 and 1994 consisted of the following:

                                                                         Accumulated
                                                     Cost               Amortization             Balance
- - ---------------------------------------------------------------------------------------------------------
1995
Software costs                              $  10,356,000               (10,312,000)              44,000
Non-compete agreements                          4,500,000                (4,500,000)                   0
Goodwill                                        6,487,000                (1,070,000)           5,417,000
- - --------------------------------------------------------------------------------------------------------
                                            $  21,343,000               (15,882,000)           5,461,000
- - --------------------------------------------------------------------------------------------------------
1994
Software costs                              $  10,656,000               (10,238,000)             418,000
Non-compete agreements                          4,500,000                (4,500,000)                   0
Goodwill                                        6,487,000                  (901,000)           5,586,000
- - --------------------------------------------------------------------------------------------------------
                                            $  21,643,000               (15,639,000)           6,004,000
- - --------------------------------------------------------------------------------------------------------

     Amortization expense related to intangible assets charged to operations for the years ended October 31, 1995, 1994, and 1993, was $243,000, $190,000, and
$303,000, respectively.

                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED WITH RESPECT TO THE PERIOD AS OF AND FOR THE
                      THREE MONTHS ENDED JANUARY 31, 1996)



6.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses as of October 31, 1995 and 1994 consisted of the following:

                                                                                1995                1994
- - --------------------------------------------------------------------------------------------------------
Accrued compensation                                                   $   8,324,000           4,694,000
Accrued computer-related costs                                             1,479,000           1,065,000
Accrued professional fees                                                  1,371,000           1,223,000
Accounts payable and other accrued expenses                                3,668,000           3,431,000
- - --------------------------------------------------------------------------------------------------------
                                                                       $  14,842,000          10,413,000
- - --------------------------------------------------------------------------------------------------------


7.   CREDIT FACILITIES

     On April 26, 1993, the Company entered into a $10,000,000 unsecured revolving credit facility with a major money center financial institution. The credit facility has a term of three years, carries an unused commitment fee of 50 basis points, and bears interest at the institution's prime lending rate, or LIBOR plus 150 basis points, at the Company's option. The revolving credit facility contains, among other things, restrictions on additional borrowings, capital expenditures, leases, sales of assets, and payments of dividends. The revolving credit facility also contains covenants that require the Company to maintain minimum tangible consolidated shareholders' equity and limit debt-to-equity and debt-to-asset relationships as defined in the agreement. As of October 31, 1995 and 1994, no amounts were outstanding under this credit facility. As of October 31, 1995, the Company had a $50,000 letter of credit included under this credit facility. In December 1992, the Company utilized $6,000,000 of the proceeds of the initial public offering to repay the $3,000,000 outstanding revolving credit loan and $3,000,000 term loan related to its prior credit agreement.

     The Company had a note payable to a bank at October 31, 1993 in the amount of $403,000. The note was payable in monthly principal installments plus interest at the bank's prime lending rate plus 1%. The note carried an original maturity date of December 30, 1993, but was subsequently renewed by the bank until December 31, 1994. This note payable was paid in full during the year ended October 31, 1994.

     In December 1992, the Company also utilized $9,100,000 of the proceeds of its initial public offering to repay a portion of the outstanding debt to affiliates. The indebtedness repaid included: (a) $3,100,000 of deferred payment notes, and (b) $6,000,000 principal amount of subordinated debentures. In June 1993, the Company repaid the remaining $5,000,000 of the deferred payment notes. Concurrent with the prepayment of the subordinated debentures, the Company recorded an extraordinary loss of $306,000, net of $251,000 income tax benefit, representing the write-off of the unamortized discount related to the subordinated debentures.

     Cash interest payments including bank charges attributable to the aforementioned debt for the years ended October 31, 1995, 1994, and 1993 were $60,000, $88,000, and $1,008,000, respectively. Cash interest payments, including bank charges, attributable to the aforementioned debt for the three months ended January 31, 1996 and 1995 were $13,000 and $13,000, respectively.

                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED WITH RESPECT TO THE PERIOD AS OF AND FOR THE
                      THREE MONTHS ENDED JANUARY 31, 1996)


8.  INCOME TAXES

     Income tax expense for the years ended October 31, 1995, 1994, and 1993 was comprised of the following:

                                                        1995                  1994                 1993
- - -------------------------------------------------------------------------------------------------------
Current tax expense:
  Federal                                     $   (4,677,000)           (3,286,000)          (2,459,000)
  State and local                                 (2,272,000)           (2,060,000)            (623,000)
- - -------------------------------------------------------------------------------------------------------
                                                  (6,949,000)           (5,346,000)          (3,082,000)
- - -------------------------------------------------------------------------------------------------------

Deferred tax (expense) benefit:
  Federal                                         (1,285,000)             (578,000)            (916,000)
  State and local                                     82,000              (429,000)            (768,000)
- - -------------------------------------------------------------------------------------------------------
                                                  (1,203,000)           (1,007,000)          (1,684,000)
- - -------------------------------------------------------------------------------------------------------
Income tax expense, net                       $   (8,152,000)           (6,353,000)          (4,766,000)
- - -------------------------------------------------------------------------------------------------------


     A reconciliation of the income tax expense to the federal statutory rate of 34% follows:

                                             1995                    1994                    1993
- - -----------------------------------------------------------------------------------------------------
Income tax expense
 computed at Federal
   statutory rate               $  (6,036,000) (34.0)%      (4,786,000) (34.0)%    (3,585,000)  (34.0)%
State and local tax expense,
  net of federal benefit           (1,445,000)  (8.1)       (1,643,000) (11.7)       (918,000)   (8.7)
Amortization of goodwill              (55,000)  (0.3)          (55,000)  (0.4)        (55,000)   (0.5)
Merger related costs                 (355,000)  (2.0)                0    0.0                0    0.0
Other, net                           (261,000)  (1.5)          131,000    0.9        (208,000)   (2.0)
- - -----------------------------------------------------------------------------------------------------
Total income tax expense        $  (8,152,000) (45.9)%      (6,353,000) (45.1)%    (4,766,000)  (45.2)%
- - -----------------------------------------------------------------------------------------------------

                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED WITH RESPECT TO THE PERIOD AS OF AND FOR THE
                      THREE MONTHS ENDED JANUARY 31, 1996)


8.       INCOME TAXES, CONTINUED

     Deferred income taxes are recognized for the future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities. The types of temporary differences that give rise to the deferred tax liability, and the effect on the deferred income tax expense of changes in those temporary differences, are as follows:

                                                        1995                  1994                 1993
- - -------------------------------------------------------------------------------------------------------
Accounts receivable                            $  (1,609,000)           (1,263,000)          (2,737,000)
Amortization of software costs                      (186,000)              168,000              (48,000)
Fees held in escrow                                  117,000               107,000             (553,000)
Depreciable assets                                  (214,000)              288,000              391,000
Unbilled costs                                        (6,000)               17,000              (80,000)
Non-compete agreements, net                                0              (224,000)            (127,000)
Accrued expenses                                     403,000                81,000              206,000
Deferred revenue                                    (543,000)             (723,000)             864,000
Deferred rent                                         72,000               352,000                    0
Contract termination contingency                           0                     0              529,000
Other                                                763,000               190,000             (129,000)
- - -------------------------------------------------------------------------------------------------------
Deferred income tax expense                    $  (1,203,000)           (1,007,000)          (1,684,000)
- - -------------------------------------------------------------------------------------------------------


     Temporary differences that give rise to a significant portion of the deferred tax assets and deferred tax liabilities at October 31, 1995 are as follows:

                                                        Deferred tax assets     Deferred tax liabilities
- - --------------------------------------------------------------------------------------------------------
Accounts receivable/deferred items                      $        509,000                       6,793,000
Property and equipment                                           915,000                         437,000
Accrued expenses                                                 878,000                               0
Contract termination contingency                                       0                       3,260,000
Other                                                          1,243,000                         693,000
- - --------------------------------------------------------------------------------------------------------
  Subtotal                                                     3,545,000                      11,183,000
Valuation allowance                                                    0                             --
- - --------------------------------------------------------------------------------------------------------
Total deferred taxes                                           3,545,000                      11,183,000
- - --------------------------------------------------------------------------------------------------------
Net deferred tax liability                              $              0                       7,638,000
- - --------------------------------------------------------------------------------------------------------

     Based on the Company's financial history and current situation, management believes it is more likely than not that the Company will realize the benefits of the deferred tax assets as shown above. Accordingly, no valuation allowance has been provided.

     Cash payments attributable to income taxes for the years ended October 31, 1995, 1994, and 1993 were $6,355,000, $4,917,000, and $4,185,000, respectively.
Cash payments attributable to income taxes for the three months ended January 31, 1996 and 1995 were $1,896,000 and $723,000, respectively.

                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED WITH RESPECT TO THE PERIOD AS OF AND FOR THE
                      THREE MONTHS ENDED JANUARY 31, 1996)



9.   PROFIT SHARING AND 401(K) PLAN

     The Company has a discretionary defined contribution profit sharing plan in which a substantial number of its employees participate. For the years ended October 31, 1995, 1994, and 1993, profit sharing expense was $800,000, $582,000, and $657,000, respectively.

     Effective January 1, 1992, the Company amended its profit sharing plan to include for its employees a 401(k) plan, which permits an employee to contribute a portion of the employee's compensation, subject to certain limitations. At its discretion, the Company may make annual contributions to the 401(k) plan for the benefit of participating employees. For the years ended October 31, 1995, 1994, and 1993, 401(k) plan expense was $543,000, $368,000, and $315,000, respectively.

10.  EMPLOYEE STOCK PURCHASE PLAN

     On May 28, 1993, the Board of Directors adopted the Health Management Systems, Inc. Employee Stock Purchase Plan (the "ESPP"), which was subsequently approved by shareholders at the annual meeting of Shareholders held on February 28, 1994. The Company has reserved for issuance up to 1,125,000 shares of common stock pursuant to the ESPP, which is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986. Originally, all full-time employees of the Company and its subsidiaries could elect to participate in the ESPP if they had been employed at least six months prior to January 1 of the year in which they desired to commence participation and if their customary employment was a minimum of 20 hours per week. On November 30, 1994, the Board of Directors amended the eligibility requirements of the ESPP, which action was subsequently approved by shareholders at the Annual Meeting of Shareholders held on March 7, 1995. The amendment provides that all full-time employees of the Company and its subsidiaries may elect to participate in the ESPP without regard to length of service if their customary employment is a minimum of 20 hours per week.

     For the year ended October 31, 1995, the Company had sold 141,744 shares of common stock pursuant to the ESPP for aggregate consideration of $1,273,000, which activity is reflected in the accompanying financial statements.

11.  STOCK OPTION PLAN AND RESTRICTED STOCK PURCHASE PLAN

     Effective May 31, 1989, the Company adopted the Health Management Systems, Inc. Stock Option and Restricted Stock Purchase Plan (the "Plan") under which:
(a) options can be granted to purchase shares of the Company's common stock at an exercise price equal to (incentive stock options) or less than (non-qualified stock options) the estimated fair market value of the Company's common stock, or
(b) rights can be granted in the form of an award to purchase shares of the Company's common stock at a price equal to, more than, or less than the estimated fair market value of the Company's common stock. Subsequent amendments to the Plan, which have been approved by shareholders, have increased the number of shares allowed to be issued under the Plan to 3,690,000 shares.

     Stock option activity for the years ended October 31, 1995, 1994, and 1993 was as follows:

                                                         1995                  1994                 1993
- - --------------------------------------------------------------------------------------------------------
Options outstanding, beginning of period            2,143,641             1,921,679              987,228
Options granted                                       906,042               626,120              975,452
Options surrendered                                   (22,945)              (55,499)              (1,473)
Options exercised                                    (272,595)             (348,659)             (39,528)
- - --------------------------------------------------------------------------------------------------------
Options outstanding, end of period                  2,754,143             2,143,641            1,921,679
- - --------------------------------------------------------------------------------------------------------
Options exercisable, end of period                  1,774,925             1,425,509            1,250,370
- - --------------------------------------------------------------------------------------------------------
Average exercise price of options granted       $       16.97                  9.99                 7.49
- - --------------------------------------------------------------------------------------------------------

                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED WITH RESPECT TO THE PERIOD AS OF AND FOR THE
                      THREE MONTHS ENDED JANUARY 31, 1996)


11.  STOCK OPTION PLAN AND RESTRICTED STOCK PURCHASE PLAN, CONTINUED

     The stock options become exercisable on various dates through December 1998 and expire at various dates through October 2005. As of October 31, 1995, no stock appreciation rights or stock purchase awards had been granted.

     For financial reporting purposes, the majority of the stock options granted during 1992 and 1991 have been accounted for as having been issued with an exercise price below fair market value at the time of grant. The amount computed by multiplying the number of shares covered by the stock options granted by the difference between the exercise price per share ($4.04 and $1.30 in 1992 and 1991, respectively) and the deemed fair market value per share at the time of grant ($4.89 and $2.01 in 1992 and 1991, respectively), or $325,000 and $486,000, is reflected at the date of grant as unearned compensation and capital in excess of par value in the stockholders' equity section of the balance sheet. Compensation expense of $14,000, $35,000, and $57,000 was recognized in 1995, 1994, and 1993, respectively, with respect to options that vested during the respective years, resulting in a corresponding reduction in the initially recorded unearned compensation amount.

12.  NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The Company's 1995 Non-Employee Director Stock Option Plan (the "NEDP") was adopted by the Board of Directors on November 30, 1994, which action was subsequently approved by shareholders at the Annual Meeting of Shareholders held on March 7, 1995. The purpose of the NEDP is to provide compensation in the form of equity participation in the Company, in consideration of the services provided by directors not employed by the Company. Under the NEDP, directors of the Company who are not employees of the Company or its subsidiaries will be granted options to purchase common stock of the Company. Options for the purchase of up to 112,500 shares of common stock may be granted under the NEDP and the Company will reserve the same number of shares for issuance. The options available for grant will be increased to the extent any granted options expire or terminate unexercised.

     The NEDP provides that a grant of options to purchase 1,500 shares of common stock will be made to each non-employee director during the fourth fiscal quarter of each fiscal year commencing with fiscal year 1995. The exercise price of options issued under the NEDP will be the fair market value of the common stock as of the date of grant, and must be paid in cash at the time of exercise. Options granted under the NEDP will have a term of ten years, with 25% of the options exercisable immediately upon grant and an additional 25% exercisable at the end of each of the three subsequent fiscal years. In the event that the holder of options granted under the NEDP ceases to be a director for any reason, all outstanding vested options will be exercisable for one year following the date the director's service on the Board of Directors of the Company terminates, or until their expiration date, whichever period is shorter. Unvested options will lapse immediately upon cessation of the director's service on the Board of Directors. No options may be granted under the NEDP after October 31, 2004.

     The NEDP is administered by the Compensation Committee of the Company's Board of Directors. The Compensation Committee may amend the NEDP, except that shareholder approval is required to increase the number of shares available under the NEDP other than for anti-dilution purposes, to change the class of participants eligible to participate in the NEDP, or to increase materially the benefits to such participants. The provisions of the NEDP relating to the number of options to be awarded to directors, the exercise price of such options, and the timing of awards may not be amended more than once every six months, other than to conform to changes in certain statutes.

                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED WITH RESPECT TO THE PERIOD AS OF AND FOR THE
                      THREE MONTHS ENDED JANUARY 31, 1996)



     12. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN, CONTINUED

     NEDP stock option activity for the year ended October 31, 1995 was as follows:

                                                                                                    1995
- - --------------------------------------------------------------------------------------------------------
Options outstanding, beginning of period                                                               0
Options granted                                                                                   11,250
Options surrendered                                                                                    0
Options exercised                                                                                      0
- - --------------------------------------------------------------------------------------------------------
Options outstanding, end of period                                                                11,250
- - --------------------------------------------------------------------------------------------------------
Options exercisable, end of period                                                                 2,813
- - --------------------------------------------------------------------------------------------------------
Average exercise price of options granted                                                     $    17.50
- - --------------------------------------------------------------------------------------------------------


13.  COMMITMENTS

     The Company leases office space and equipment under operating leases which expire at various dates through May 31, 2003. The lease agreements provide for rent escalations resulting from increases in real estate taxes and other operating expenses. Total rent expense for the years ended October 31, 1995, 1994, and 1993, including escalations, was $5,193,000, $4,037,000, and
$3,133,000, respectively.

     Minimum annual lease payments for each of the next five years ending October 31 and thereafter are as follows:

                      Year                                             Payments
                      ---------------------------------------------------------
                      1996                                       $    4,113,000
                      1997                                            3,277,000
                      1998                                            2,555,000
                      1999                                            2,071,000
                      2000                                            1,556,000
                      Thereafter                                      3,413,000
                      ---------------------------------------------------------
                      Total                                      $   16,985,000
                      ---------------------------------------------------------

14.  SIGNIFICANT CONTRACTS

     For the years ended October 31, 1995, 1994, and 1993, the Company's largest client accounted for 16%, 17%, and 18%, respectively, of the Company's consolidated revenue. The next largest client accounted for approximately 11%, 6%, and 7%, respectively, of the Company's consolidated revenue for the same periods.

                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED WITH RESPECT TO THE PERIOD AS OF AND FOR THE
                      THREE MONTHS ENDED JANUARY 31, 1996)




15.  RELATED PARTY TRANSACTIONS

     Effective January 31, 1992, the Company entered into a management and data processing services agreement ("Management Agreement") with HHL Financial Services, Inc. ("HHL"). Under the Management Agreement, the Company provides HHL with executive management, data processing, and technical support services through June 30, 1996, subject to certain termination and renewal provisions. For services provided under the Management Agreement, the Company is entitled to compensation in the form of: (a) contingent fees based on HHL's revenue and pre-tax operating income each year (as defined), and (b) a warrant, exercisable at any time during its five-year term, to purchase shares of HHL's common stock constituting approximately 8% of HHL's fully diluted common stock as of March 15, 1992. The aggregate exercise price of the warrant was approximately $556,000. The warrant was valued at $405,000. For financial reporting purposes, the value of the warrant has been offset against the costs associated with the termination of the proposed merger of HHL and the Company due to its non-recurring nature and is separately reflected on the balance sheet. This investment in HHL was accounted for utilizing the cost method of accounting.

     Effective July 1, 1993, the Management Agreement was amended ("Outsourcing Amendment") to include the Company's provision of comprehensive data processing and information management services to HHL. The five-year term of the Outsourcing Amendment calls for fixed annual fees that range from $6,700,000 to $9,500,000 subject to upward adjustment in the event of material changes in the scope of service and/or growth in HHL revenue in excess of 7% annually. The Company assumed the financial responsibility for all personnel, equipment, and software costs required to provide such services effective July 1, 1993, and the former HHL employees retained to provide services under the Outsourcing Amendment became employees of the Company on January 1, 1994.

     During the years ended October 31, 1995, 1994, and 1993, the Company received approximately $8,877,000, $9,548,000, and $5,831,000 in fees from HHL related to these agreements, and, in connection with jointly executed client projects, HHL has charged the Company expenses for services totaling $1,337,000, $1,091,000, and $478,000 in 1995, 1994, and 1993, respectively.

     The Company also earned revenue from other related parties of $545,000, $353,000, and $180,000 in 1995, 1994, and 1993, respectively. In fiscal year
1995, the Company's related party revenue of $545,000 resulted from fees from HISCo for services provided pursuant to the HISCo Agreement.

     During the year ended October 31, 1995, the Company made an additional investment in HHL. The investment of $522,000 represented the purchase of 522 shares of HHL Convertible Preferred Stock. This additional investment is reflected in the accompanying consolidated financial statements.

                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED WITH RESPECT TO THE PERIOD AS OF AND FOR THE
                      THREE MONTHS ENDED JANUARY 31, 1996)


     16. QUARTERLY FINANCIAL DATA (UNAUDITED)

     The table below summarizes the Company's unaudited quarterly operating results for its last three fiscal years.

(In Thousands, Except Earnings Per Common Share)      First QuarterSecond QuarterThird QuarterFourth Quarter
- - ------------------------------------------------------------------------------------------------------------
1995:
Revenue                                               $    20,985       21,041        23,020       24,681
Cost of services                                           16,471       16,752        18,786       19,618
- - ------------------------------------------------------------------------------------------------------------
Operating margin before amortization of intangibles         4,514        4,289         4,234        5,063
Operating income                                            4,434        4,234         4,180        5,009
Income before extraordinary item                            1,807        2,417         2,413        2,965
Income per common share before extraordinary item     $      0.11         0.14          0.14         0.17
- - ------------------------------------------------------------------------------------------------------------
1994:
Revenue                                               $    17,091       17,620        18,742       19,723
Cost of services                                           14,093       14,481        14,966       15,774
- - ------------------------------------------------------------------------------------------------------------
Operating margin before amortization of intangibles         2,998        3,139         3,776        3,949
Operating income                                            2,958        3,099         3,734        3,881
Income before extraordinary item                            1,647        1,706         2,238        2,133
Income per common share before extraordinary item     $      0.10         0.10          0.13         0.13
- - ------------------------------------------------------------------------------------------------------------
1993:
Revenue                                               $    13,312       14,021        14,957       17,659
Cost of services                                           11,078       11,600        11,715       14,596
- - ------------------------------------------------------------------------------------------------------------
Operating margin before amortization of intangibles         2,234        2,421         3,242        3,063
Operating income                                            2,051        2,381         3,202        3,023
Income before extraordinary item                              881        1,402         1,947        1,547
Income per common share before extraordinary item     $      0.06         0.09          0.12         0.09
- - ------------------------------------------------------------------------------------------------------------

17.  SUBSEQUENT EVENTS

     On November 28, 1995, the Company's Board of Directors approved a three-for-two stock split in the form of a 50% stock dividend payable on December 29, 1995, to holders of record of the Company's common stock as of December 15, 1995. The effect of the stock split has been retroactively reflected in the accompanying consolidated financial statements and Notes to Consolidated Financial Statements.

                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS


Allowance for doubtful Accounts:
Balance, October 31, 1992                                              $    141,000
   Provision                                                                 31,000
   Recoveries                                                                     0
   Charge-offs                                                              (18,000)
                                                                       ------------

Balance, October 31, 1993                                                   154,000
   Provision                                                                190,000
   Recoveries                                                                     0
   Charge-offs                                                              (75,000)
                                                                       ------------

Balance, October 31, 1994                                                   269,000
   Provision                                                                111,000
   Recoveries                                                                     0
   Charge-offs                                                              (84,000)
                                                                       ------------

Balance, October 31, 1995                                              $    296,000
                                                                       ------------

                                       EXHIBIT INDEX


EXHIBIT
NUMBER                                  DESCRIPTION
- - ------                                  -----------
10.1             Agreement and Plan of Merger dated as of April 29, 1996 among
                 Health Management Systems, Inc., CDR Acquisition Corp., CDR
                 Associates, Inc., and all the shareholders of CDR Associates,
                 Inc.

23.1             Consents of KPMG Peat Marwick LLP, Independent Auditors

23.2             Consent of Coopers & Lybrand LLP, Independent Accountants

23.3 Report of Independent Accountants on the financial statements of Health Care microsystems, Inc. as of December 31, 1994 and 1993 and for the years then ended

23.4             Consent of Ernst and Young LLP, Independent Auditors

23.5 Report of Independent Auditors on the financial statements of Health Information Systems Corporation as of and for the period ended October 31, 1995

27 Financial Data Schedule, which is submitted electronically to the Securities and Exchange Commission for informational purposes only and not filed

99 Press Release of Health Management Systems, Inc. relating to the consummation of the acquisition of CDR Associates, Inc.
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